EXHIBIT 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-152010 and 333-133968) pertaining to the 2003 Israeli Share Option Plan of Incredimail Ltd., of our report dated March 25, 2010, with respect to the consolidated financial statements of IncrediMail Ltd. and its subsidiaries included in this  Annual Report on Form 20-F for the year ended December 31, 2009.

Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 25, 2010	A member of Ernst & Young Global